UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010

The Allied Defense Group, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11376	04-2281015
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 260 Vienna, VA	22182
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 847-5268

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Monte L. Pickens, the Executive Vice President and Chief Operating Officer of The Allied Defense Group (the “Company”), resigned effective July 23, 2010. Mr. Pickens was asked to resign by the Company in light of the reduced executive management activities required in anticipation of the closing of the previously announced sale of substantially all of the Company’s assets to Chemring Group Plc (“Chemring”) and in an effort to conserve the Company’s financial resources. Mr. Pickens’ resignation was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Pickens’ resignation, the Company agreed that it will pay him an amount equal to the severance that Mr. Pickens would have been entitled to receive if he had remained employed by the Company through the closing of the Chemring acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 23, 2010	/s/ Wayne F. Hosking

Name: Wayne F. Hosking
Title: Vice President for Corporate Strategic Development